Exhibit 1.1

PATTERN ENERGY GROUP INC.

Class A Common Shares

($0.01 par value)

EQUITY DISTRIBUTION AGREEMENT

May 9, 2016

RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281-8098

KeyBanc Capital Markets Inc.

127 Public Square, 4th Floor

Cleveland, OH 44114

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

Pattern Energy Group Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through RBC Capital Markets, LLC, KeyBanc Capital Markets Inc. or Morgan Stanley & Co. LLC, as sales agents and/or principals (each, an “Agent”, and collectively, the “Agents”), shares of the Company’s Class A common stock, $0.01 par value (the “Common Shares”), having an aggregate gross sales price of up to $200,000,000 (the “Shares”), on the terms set forth in this Equity Distribution Agreement. The Company agrees that whenever it determines to sell Shares directly to an Agent as principal it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2(l) hereof. References herein to “this Agreement” or to matters contained “herein” or “hereunder”, or words of similar import, mean this Equity Distribution Agreement and any applicable Terms Agreement.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement”, as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-199217), covering the public offering and sale of certain securities of the Company, including the Shares, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents and information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents and information incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus filed as part of such automatic shelf registration statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Section 3(b) or 3(c) hereof, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Base Prospectus”. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). Such final prospectus supplement, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus Supplement”. The Base Prospectus, as amended by the Prospectus Supplement and any applicable pricing supplement thereto, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means, with respect to any offer and sale of Shares, the time of the first contract of sale for such Shares pursuant to this Agreement, or such other time as agreed by the Company and the applicable Agent.

“General Disclosure Package” means each Issuer General Use Free Writing Prospectus, if any, issued prior to the Applicable Time, the most recent Prospectus filed with the Commission in accordance with Section 3(b), 3(c) or 3(n) hereof that is distributed to investors prior to the Applicable Time, the number of Shares and the initial offering price per Share, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agents or, in the case of a specific offer and sale of Shares, the applicable Agent or Agents, as the case may be, pursuant to Section 3(l) hereof that is furnished to the Agents or such Agents, as the case may be, for general distribution to investors, as evidenced by communications between the Company and the Agents or such Agents, as the case may be.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in, or otherwise deemed by the 1933 Act Regulations (including, without limitation, Rule 430B) to be part of or included in, the Registration Statement or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Shares; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Shares.

Section 1. Representations and Warranties. The Company represents and warrants to the Agents at the date of this Agreement, each Representation Date (as defined in Section 3(o) hereof), each Request Date (as defined in Section 3(o) hereof), each Applicable Time and each Settlement Date (as defined in Section 2(i) hereof), and agrees with the Agent, as follows:

(i) The Company meets the requirements for use of Form S-3 under the 1933 Act and has prepared and filed with the Commission the Registration Statement, in respect of the Shares, not earlier than three years prior to the date hereof, in conformity with the requirements of the 1933 Act and the 1933 Act Regulations. The Registration Statement is an automatic shelf registration statement under Rule 405 and the offer and sale of the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the

1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2), complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each of the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii) Neither the Registration Statement nor any amendment thereto, at its effective date or at any Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At each Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated or deemed to be incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 1(ii) shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package or the Prospectus made in reliance upon and in conformity with written information furnished to the Company by an Agent in writing expressly for use therein.

(iii)       No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, including any document incorporated or deemed to be incorporated by reference therein, that has not been superseded or modified. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv)       (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, (D) at the date of this Agreement and any Terms Agreement, and (E) at each Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.

(v)       (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares, (C) at the date of this Agreement and any Terms Agreement and (D) at each Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi)       The interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vii)       The Company (i) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own or hold its property and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and (iii) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing, as applicable, of property requires such qualification, except in the case of clauses (ii) and (iii), where the failure to have such power or authority or to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), shareholders’ equity, business, or results of operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or a material adverse effect on the ability of the Company and its subsidiaries, taken as a whole, to perform its obligations under this Agreement or to consummate the transactions contemplated by the Prospectus.

(viii)       Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X (each a “Subsidiary” and collectively, the “Subsidiaries”)), (i) has been duly incorporated or formed, is validly existing as a corporation, limited liability company, limited partnership, unlimited liability company, sociedad por acciones, sociedad de responsabilidad limitada or similar legal entity in good standing (or similar status to the extent it exists) under the laws of the jurisdiction of its incorporation or formation, as the case may be, (ii) has the corporate, limited liability company, limited partnership, unlimited liability company, sociedad por acciones, sociedad de responsabilidad limitada or other applicable power and authority, as the case may be, to own its property and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and (iii) is duly qualified to transact business and is in good standing (or, in each case, such similar status in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing, as the case may be, of property requires such qualification, except in the case of clauses (ii) and (iii), where the failure to have such power or authority or to be so qualified or be in good standing would not have a Material Adverse Effect or a material adverse effect on the ability of the Company and its Subsidiaries, taken as a whole, to perform its obligations under this Agreement or to consummate the transactions contemplated by the Prospectus.

(ix)       All of the issued shares of capital stock, limited liability company or other membership interests, as applicable, of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than (i) those described in or under agreements contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, or (ii) as would not reasonably be expected to have a Material Adverse Effect.

(x)       As of the date hereof, the authorized share capital of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued and fully paid and non-assessable.

(xi)       The Shares will be duly authorized and, when issued, and when paid for and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of preemptive or similar rights.

(xii)       Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests of the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding, or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

(xiii)       This Agreement has been duly authorized, executed and delivered by the Company. All necessary corporate action has been taken by the Company to authorize the execution and delivery of this Agreement and the transactions contemplated hereby.

(xiv)       Neither the Company nor any of its Subsidiaries is (i) in violation of its charter, by-laws or similar organizational document, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any Subsidiary is subject (each, an “Existing Instrument”), or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations, except, in the cases of clauses (ii) and (iii), for such defaults and violations that would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company and its Subsidiaries, taken as a whole, to perform its obligations under this Agreement or to consummate the transactions contemplated by the Prospectus.

(xv)       None of the execution and delivery by the Company of this Agreement, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions herein contemplated, will conflict with, result in a breach of or constitute a default under (A) any provision of law applicable to the Company or any of its Subsidiaries, (B) the charter, by-laws or similar organizational document of the Company or any of its Subsidiaries, (C) any agreement or other instrument binding upon the Company and its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or (D) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or its Subsidiaries, except in the case of clauses (A), (C) and (D), for any such breach, violation, or default that would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company and its Subsidiaries, taken as a whole, to perform its obligations under this Agreement or to consummate the transactions contemplated by the Prospectus.

(xvi)       No consent, approval, authorization or order of, or qualification with, any governmental body or agency having jurisdiction over the Company or any of its Subsidiaries is required for the performance by the Company of its obligations under this Agreement, except for such consents, approvals, authorizations, orders, registrations or qualifications (i) as may be required under the 1933 Act or 1934 Act, applicable securities exchanges or automated quotation systems, blue sky laws of any relevant jurisdictions or the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the issue and sale of the Shares by the Company, (ii) such consents, approvals, authorizations, orders, registrations, qualifications, waivers, amendments or termination as will have been obtained or made prior to any Applicable Time and (iii) where the failure to obtain such consents, approvals, authorizations, orders, registrations or qualifications would not impair, in any material respect, the ability of the Company to issue and sell the Shares or to consummate the transactions contemplated by this Agreement.

(xvii)       The historical financial statements (including the related notes thereto) of (i) the Company and (ii) each other entity for which financial statements are required to be included or incorporated by reference in the Registration Statement (such entity, a “Covered Entity”), included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Financial Statements”) present fairly in all material respects the financial position, results of operations and cash flows of the Company and each Covered Entity, as applicable, as of the dates and for the periods indicated; the Financial Statements comply as to form in all material respects with the applicable requirements of Regulation S-X under the 1933 Act and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated therein except as may be expressly stated in the related notes thereto; the other financial information included in each of the Registration Statement, the General Disclosure Package and the Prospectus has been derived from the accounting records of the Company and each Covered Entity, as applicable, and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown thereby and have been prepared in accordance with the applicable requirements of the 1933 Act, the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(xviii)       Since the date of the latest financial statements of the Company included or incorporated by reference in, and except as otherwise disclosed in or contemplated by, the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any event or development reasonably likely to result in a Material Adverse Effect.

(xix)       Except as described in Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending, or to the knowledge of the Company, threatened, to which the Company or any of its Subsidiaries is a party or to which any of the property of the Company or any of its Subsidiaries is or, to the knowledge of the Company, may be subject, that if determined adversely to the Company or any of its subsidiaries would be reasonably expected to have a Material Adverse Effect; and there are no (i) current or pending legal or governmental proceedings that are required under the 1933 Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described therein; or (ii) statutes, regulations or contracts or other documents that are required under the 1933 Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package and the Prospectus that are not so filed as exhibits to the Registration Statement or described therein.

(xx)       The Company is not, and after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xxi)       Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries (i) are, and at all times prior hereto within the applicable statute of limitations have been, in compliance with all applicable U.S., Canadian and other foreign, federal, state, provincial and local laws and regulations relating to the protection of human health and safety, the environment and natural resources, or the generation, use, storage, management, treatment, transportation, disposal, release or threatened release of, or exposure to, any material, substance or waste defined or regulated in relevant form, quantity or concentration as Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as currently conducted, (iii) are in compliance with all terms and conditions of any such permit, license or approval, and (iv) do not have any liability in connection with any known or threatened release into the environment of any Hazardous Materials or any Environmental Laws applicable to the Company or its subsidiaries, except in the case of clauses (i)-(iv) above, where failure to comply would not reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum constituents or by-product, (D) any polychlorinated biphenyl, (E) any asbestos and asbestos containing materials, and (F) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other applicable U.S., Canadian and other foreign, federal, state, provincial and local laws and regulations.

(xxii)       Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any “person” (which term shall, throughout this Agreement, also refer to entities) granting such person the right to require the Company to file a registration statement under the 1933 Act, as applicable, with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(xxiii)       None of the Company or any of its subsidiaries, or any director or officer thereof, or, to the knowledge of the Company, any employee, agent, representative or affiliate controlled by the Company or any of its subsidiaries has taken or is aware of any action taken in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to improperly influence official action or secure an improper advantage; and the Company, its subsidiaries, and to the knowledge of the Company, their respective affiliates that they control have conducted their businesses on behalf of the Company in compliance with the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and the Corruption of Foreign Public Officials Act (Canada), and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws.

(xxiv)       The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxv)       (i) Neither of the Company nor any of its subsidiaries (collectively, the “Entity”), nor any director or executive officer of the Entity, nor to the knowledge of the Entity, any employee, agent or representative of the Entity acting on the Entity’s behalf, is a person that is, or is owned or controlled by a person that is:

a.	the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

b.	located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria), except to the extent permitted by OFAC.

(ii) The Entity will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person:

a.	for the purpose of funding or facilitating any activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, except to the extent permitted by OFAC; or

b.	in any other manner that will result in a violation of Sanctions by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) solely as a result of the Company making such proceeds from the offering available to any such person.

(xxvi)       For the past five (5) years, the Entity has not knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxvii)      Subsequent to the respective dates as of which the information is given in each of the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into or approved any material transaction; (ii) the Company has not declared, paid or otherwise made any dividend or distribution on its capital stock; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries, except in each case, as described in, or contemplated by, the Registration Statement, the General Disclosure Package and the Prospectus.

(xxviii)    The Company and its Subsidiaries have good and marketable title in fee simple to, or valid and enforceable rights in the nature of a lease, easement, right of way, license or similar right to otherwise use, all real and personal property owned, leased or otherwise controlled by them that is material to the conduct of their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, in each case free and clear of all Liens and defects, except such as (i) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxix)       The Company and its Subsidiaries own or possess adequate rights to use all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them as described in the Registration Statement, the General Disclosure Package and the Prospectus except where the failure to own or possess such rights would not have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, which, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to have a Material Adverse Effect.

(xxx)       Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not be expected to have a Material Adverse Effect, (i), the Company and its subsidiaries have, or are entitled to the benefit of, insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are customarily deemed adequate to protect the Company and its subsidiaries and their respective businesses; and (ii) neither the Company nor any of its subsidiaries has (A) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures (excluding premiums) are required or necessary to be made in order to continue such insurance or (B) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(xxxi)       Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, provincial or foreign governmental or regulatory authorities reasonably necessary to conduct their respective businesses, except where the failure to obtain any such certificates, authorizations or permits would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(xxxii)      There are no existing agreements, arrangements or transactions, between or among the Company or any of its subsidiaries and any officer or director of the Company, or subsidiary or any person related to the Company as described in Item 404(a) of Regulation S-K promulgated under the 1933 Act which are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and which are not so described.

(xxxiii)    The Company and its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, as of the end of the period covered by the most recent audited financial statements included in the Registration Statement there was no, and since such date the Company has not become aware of any, (i) material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(xxxiv)    (i) The Company and its consolidated subsidiaries have established and maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15 under the 1934 Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed about the Company and its subsidiaries in the reports the Company will file with the Commission under the 1934 Act is accumulated and communicated to management of the Company, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, such disclosure controls and procedures are effective to a reasonable level of assurance to perform the functions for which they were established.

(xxxv)      Ernst & Young LLP and each other accounting firm who has provided an audit report on certain financial statements of the Company or a Covered Entity included in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants with respect to the Company or such Covered Entity, as applicable, as required by the 1933 Act and the 1933 Act Regulations.

(xxxvi)       Except for any failures or exceptions that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (x) the Company and each of its subsidiaries has timely filed (taking into account valid extensions) all federal, state, local and foreign tax returns (including any reports, forms or schedules) required to be filed by it and collected or withheld all taxes required by law to be collected or withheld by it, and has paid or remitted all taxes (and any related interest, penalties and additions to tax) required to be paid or remitted by it (including in its capacity as a withholding agent) except for any taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with U.S. GAAP, (y) to the knowledge of the Company, there is no proposed tax deficiency or assessment against the Company or any of its subsidiaries or any unresolved proceedings, investigations or audits pending or threatened regarding taxes with respect to the Company or any of its subsidiaries and (z) neither the Company nor any of its subsidiaries is a party to any tax allocation or sharing agreement of any kind other than the organizational, operating and partnership agreements of the Company and its subsidiaries or agreements entered into in the ordinary course of business that are not primarily related to taxes.

(xxxvii)   Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any of its Class A Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the 1933 Act.

(xxxviii)       Except for any failures or exceptions that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Company and its Subsidiaries (i) that own operating facilities in the United States meets the requirements for, and has made the necessary filings with, or has been determined by, the Federal Energy Regulatory Commission (“FERC”) to be an exempt wholesale generator (“EWG”) within the meaning of Section 1262(6) of Public Utility Holding Company Act of 2005 (“PUHCA”); (ii) that is an EWG making wholesale sales not exempt from Section 205 of the Federal Power Act (“FPA”) is authorized by FERC pursuant to Section 205 of the FPA to sell electric power, including energy and capacity and certain ancillary services, at market-based rates and has received or applied for such waivers and blanket authorizations as are customarily granted by FERC to entities authorized to sell electric power at market-based rates, including, but not limited to, authorization to issue securities and assume obligations or liabilities pursuant to Section 204 of the FPA; and (iii) that operate with EWG certifications or market-based rate authorizations under Section 205 of the FPA are in compliance in all material respects with the terms and conditions of all orders issued by FERC under Sections 203, 204 and 205 of the FPA.

(xxxix)       No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened that could reasonably be expected to have a Material Adverse Effect.

(xl)       Each “employee benefit plan,” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) that includes the Company) has or could have any liability, contingent or otherwise (each, a “Plan”), has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for any failure to comply that would not have a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption and transactions that would not have a Material Adverse Effect. For each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure to satisfy the “minimum funding standard” or “minimum required contribution” (as such terms are defined in Section 412 or 430 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur, except for any such failure that would not have a Material Adverse Effect. The fair market value of the assets of each Plan that is subject to ERISA and is required to be funded under ERISA equals or exceeds the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under such Plan (determined based on reasonable actuarial assumptions and the asset valuation principles established by the Pension Benefit Guaranty Corporation), except for any failure to be so funded that would not have a Material Adverse Effect. No “reportable event,” as defined in Section 4043 of ERISA (other than an event with respect to which the 30-day notice requirement has been waived), has occurred with respect to any Plan, except for any such event that would not have a Material Adverse Effect. Neither the Company nor any members of its Controlled Group have incurred or reasonably expect to incur (i) liability under Title IV of ERISA with respect to the termination or underfunding of any pension plan, (ii) any withdrawal liability within the meaning of Section 4201 of ERISA, or (iii) liability with respect to any “employee welfare benefit plan” (within the meaning of Section (3)(1) of ERISA) providing medical, health or life insurance or other welfare type benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Section 4980B of the Code), in each case, except for any such liability that would not have a Material Adverse Effect.

(xli)       Each benefit and compensation plan, agreement, policy and arrangement (other than any such Plan, agreement, policy, or arrangement covered by Section 1(xl) hereof) that is maintained, administered, or contributed to by the Company or any of its subsidiaries for current or former employees or directors of, or independent contractors with respect to, the Company or any of its subsidiaries, or with respect to which any of such entities would reasonably be expected to have any current, future or contingent liability or responsibility (each, a “Company Compensation Arrangement”), has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, except for any failure to comply that would not have a Material Adverse Effect. No action, suit, proceeding, hearing or investigation with respect to the administration, or the investment of the assets, of any Company Compensation Arrangement or Plan (other than routine claims for benefits) is pending or, to the knowledge of the Company, threatened, except for any such action, suit, proceeding, hearing or investigation that would not have a Material Adverse Effect.

(xlii)       The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on, or derived from, (i) sources that the Company believes to be reliable and accurate in all material respects, and such data agree in all material respects with the sources from which they are derived; or (ii) represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(xliii)       Neither the Company nor any of its subsidiaries is a party to any contract, agreement, or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Agent for a brokerage commission, finder’s fee or commission in connection with the offering and sale of the Shares contemplated hereby.

(xliv)       The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and all rules and regulations promulgated thereunder or implementing the provisions thereof.

(xlv)       The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Class A Common Stock.

(xlvi)       The Company has taken no action designed to terminate the listing of the Common Shares (including the Shares) on NASDAQ, nor has the Company received any notification that NASDAQ is contemplating terminating such listing.

(xlvii)       The Common Shares satisfy the definition of an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(xlviii)       Any certificate signed by an officer or other authorized signatory of the Company and delivered to the Agents or to counsel for the Agents pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby as of the date or dates indicated in such certificate.

Section 2. Sale and Delivery of Shares.

(a)       Subject to the terms and conditions set forth herein, the Company agrees to issue and sell Shares through the Agents acting as sales agents or directly to the Agents acting as principal from time to time and each Agent agrees to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell, as sales agent for the Company, the shares so designated by the Company. Sales of the Shares, if any, through an Agent acting as sales agent or directly to an Agent acting as principal will be made by means of (i) ordinary brokers’ transactions on NASDAQ, any other national securities exchange or facility thereof, a trading facility of a national securities association, or an alternative trading system that qualify for delivery of a prospectus to NASDAQ in accordance with Rule 153 under the 1933 Act, (ii) to or through a market maker, or

(iii)  directly on or through an electronic communication network, or any similar market venue at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Company and the Agents agree that all sales and solicitations of sales of Shares hereunder, including Shares that may be issued and sold under a Terms Agreement, shall be made only outside Canada and no sales will be made on the Toronto Stock Exchange or on any other trading markets in Canada.

(b)       The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the applicable Agent on any trading day (other than a day on which NASDAQ is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) on which (i)  the Company has instructed such Agent to make such sales and (ii) the Company has satisfied its covenants and conditions specified in Sections 3, 4 and 5 hereof. On any Trading Day that the Company wishes to sell Shares, the Company may sell Shares through only one Agent and, if it determines to do so, shall instruct the applicable Agent by telephone (confirmed promptly by telecopy or electronic mail, which confirmation will be promptly acknowledged by such Agent) as to the maximum number of Shares to be sold on such Trading Day and the minimum price per Share at which such Shares may be sold by the Agent on such day (in any event not in excess of the number available for issuance under the currently effective Registration Statement) (such written instruction, the “Sales Instruction”). Such Sales Instruction shall originate from any of the individuals from the Company set forth on Schedule I hereto (with a copy to each of the other individuals from the Company listed on such schedule), as such Schedule I may be amended from time to time. Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company and the performance by the Company of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 5 hereof), the Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the Shares so designated by the Company as sales agent in accordance with such Sales Instruction. On any Trading Day, the Company shall give at least one business day’s prior written notice by telecopy or email to the Agent as to any change of the Agent through whom sales of Shares as sales agent will be made. The Agent through whom sales of Shares as sales agent are then being made pursuant to this Section 2(b) is referred to as the “Selling Agent.” For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company or its subsidiaries or to a trustee or other person acquiring Shares for the accounts of such persons in which any Agent is acting for the Company in a capacity other than as Agent under this Agreement. The Company and the Agents each acknowledge and agree that (A) there can be no assurance that any Agent will be successful in selling the Shares and (B) no Agent will incur any liability or obligation to the Company or any other person or entity if it fails to sell Shares for any reason other than a failure to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such Shares as required by this Agreement and (C) no Agent shall be under any obligation to purchase Shares on a principal basis except as otherwise specifically agreed by the Agent and the Company pursuant to a Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(c)       Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and each Agent as sales agent shall not be obligated to use its commercially reasonable efforts to sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in a number in excess of the number of Shares authorized from time to time to be issued and sold under this Agreement, in each case, by the Company’s Board of Directors, or a duly authorized committee thereof, and notified to the Agents in writing.

(d)       The Company or the Agent through whom sales of Shares are to be made as sales agent on any Trading Day may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy or electronic mail, which confirmation will be promptly acknowledged by the receiving party), suspend the offering of the Shares with respect to such Agent which is acting as sales agent for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold, or with respect to the Shares that the Company has agreed to sell, hereunder prior to the giving of such notice; and provided, further, that there shall be no obligations under Section 3(o), 3(p) and 3(q) with respect to the delivery of officers’ certificates, opinions and letters of counsel and accountants’ letters, respectively, to the Agents during the period of such suspension and that such obligations shall recommence on the termination of such period (a “Recommencement”).

(e)       The gross sales price of any Shares sold pursuant to this Agreement by the applicable Agent acting as sales agent of the Company shall be equal to, in the discretion of such Agent but subject to the specific instructions of the Company, the market price prevailing at the time of sale for the Shares sold by such Agent on NASDAQ or otherwise, at prices related to prevailing market prices or at negotiated prices. The compensation payable to an Agent for sales of Shares with respect to which such Agent acts as sales agent shall not exceed 2% of the gross sales price of the Shares for amounts of Shares sold pursuant to this Agreement. The Company may sell Shares to an Agent as principal at a price agreed upon at the relevant Applicable Time and pursuant to a separate Terms Agreement. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any Governmental Entity or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such sales (the “Net Proceeds”). The applicable Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required. Notwithstanding the foregoing, in the event the Company engages an Agent as sales agent for the sale of Shares that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Company and such Agent will agree to compensation for such Agent that is customary for such sales.

(f)       If acting as sales agent hereunder, the applicable Agent shall provide written confirmation to the Company following the close of trading on NASDAQ on each Trading Day on which Shares are sold through such Agent under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds from the sale of Shares, the aggregate Net Proceeds to the Company and the aggregate compensation payable by the Company to such Agent with respect to such sales.

(g)       Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares offered or sold pursuant to this Agreement, or which are the subject of instructions to an Agent as sales agent pursuant to Section 2(b) hereof, exceed the aggregate gross sales price or number, as the case may be, of Shares (i) set forth in the preamble paragraph of this Agreement, as reduced by prior sales of Shares under this Agreement, (ii) available for sale under the then currently effective Registration Statement or (iii) duly authorized from time to time to be issued and sold under this Agreement by the Board of Directors, or a duly authorized committee thereof, and approved for listing on NASDAQ and the Toronto Stock Exchange, and, in each case referred to in clause (ii) and (iii), notified to the Agents in writing. In addition, under no circumstances shall any Shares with respect to which such Agent acts as sales agent be offered or sold, or be the subject of instructions to an Agent as sales agent pursuant to Section 2(b) hereof, at a price lower than the minimum price therefor duly authorized from time to time by the Board of Directors, or a duly authorized committee thereof, and notified to the Agents in writing. The Agents shall have no responsibility for maintaining records with respect to Shares available for sale under the

Registration Statement or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company.

(h)       If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are no longer satisfied with respect to the Shares, the Company shall promptly notify the Agents and future offers and sales of Shares through the Agents on an agented basis under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of the parties hereto.

(i)       Settlement for sales of Shares pursuant to Section 2 will occur on the third business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to in writing by the Company and the applicable Agent (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through an Agent for settlement on such date shall be delivered by the Company to such Agent against payment of the Net Proceeds from the sale of such Shares. Settlement for all Shares shall be effected by book-entry delivery of Shares to the Agent’s or its designee’s account (provided such Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company against payment by such Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver Shares through an Agent as sales agent on any Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 6(a) hereof, the Company shall, (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default.

(j)       Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct any Agent to offer or sell, any Shares through an Agent as sales agent (and, by notice to the Agents given by telephone (confirmed promptly by telecopy or electronic mail), shall cancel any instructions for any such offer or sale of any Shares prior to the commencement of the periods referenced below), and the Agents shall not be obligated to make any such offer or sale of Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(k) hereof, at any time during the period commencing on the 10th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(k)       Notwithstanding clause (ii) of Section 2(j) hereof, if the Company wishes to offer or sell Shares to or through any Agent as sales agent at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the

Company shall first (i) prepare and file with the Commission a Current Report on Form 8-K that includes substantially the same financial and related information that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking information and officers’ quotations) (each, an “Earnings 8-K”), (ii) provide such Agent with the officers’ certificate, opinions and letters of counsel and accountants’ letters specified in (o)Section 3(o), (p) and 3(q)(q), respectively, hereof, and (iii) afford such Agent the opportunity to conduct a due diligence review in accordance with Section 3(u) hereof prior to filing such Earnings 8-K. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions and letters of counsel or accountants’ letters pursuant to this Section 2(k) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in (o)Section 3(o), (p) and 3(q)(q), respectively, hereof, and (B) this Section 2(k) shall in no way affect or limit the operation of clause (i) of Section 2(j) hereof, which shall have independent application.

(l)      No Agent shall have any obligation to purchase Shares as principal, whether from the Company or otherwise, unless the Company and such Agent agree as set forth below. Shares purchased from the Company by the applicable Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agents and the Company as evidenced by a Terms Agreement. The applicable Agents’ commitment to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Agents shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letters pursuant to (o)Section 3(o), (p) and 3(q)(q), respectively, hereof. In the event of a conflict between the terms of this Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

Section 3. Covenants. The Company agrees with the Agents as follows:

(a)      Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) and 3(c) hereof, will comply with the requirements of Rule 430B, and will notify the Agents as soon as reasonably possible, and confirm the notice in writing (which may be by email), (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to an offering of Shares, as to which the Company will only be obligated to notify the applicable Agents), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated or deemed to be incorporated by reference therein or otherwise deemed to be part of or included in any of the foregoing (including, without limitation, pursuant to Rule 430B), or for additional information relating thereto, (iv) of the issuance or, to the Company’s knowledge, threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance or, to the Company’s knowledge, threatened issuance of any order preventing or suspending the use of the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with any offering of Shares. In connection with a Terms Agreement, the Company will prepare and file with the Commission, subject to Section 3(c) hereof, a pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make reasonable efforts to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof as soon as reasonably possible. In the event of any issuance of a notice of objection by the Commission, the Company shall take all necessary action to permit offers and sales of Shares by or through the Agents, including, without limitation, amending the Registration Statement or filing a new shelf registration statement relating thereto. The Company shall pay the required Commission filing fees relating to the Shares prior to the time the initial Prospectus Supplement is filed with the Commission or the time any subsequent Prospectus Supplement that increases the maximum gross offering price or number of Shares that may be offered and sold under this Agreement from that referenced in the immediately preceding Prospectus Supplement filed with the Commission.

(b)      Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of sales of Shares as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or counsel to the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the

General Disclosure Package or the Prospectus, as the case may be, including, without limitation, the filing of any document incorporated or deemed to be incorporated by reference therein, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly (A) give the Agents or, in the case of an offer and sale of Shares to any Agents as principal, such Agents written notice of such event or condition and instruct the Agents to suspend offers and sales of the Shares, (B) prepare any amendment or supplement or new registration statement relating to the Shares as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents with copies of any such amendment or supplement or new registration statement and (C) file with the Commission any such amendment or supplement or new registration statement relating to the Shares and use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective by the Commission as soon as practicable if the Company is no longer eligible to file an automatic shelf registration statement; provided, however, that the Company shall not file or use any such amendment or supplement or new registration statement to which any of the Agents or any Agents party to a Terms Agreement, as the case may be, or counsel for the Agents shall reasonably object.

(c)       Filing or Use of Amendments and Supplements. The Company will give the Agents or, in the case of an offer and sale of Shares to an Agent as principal, such Agent written notice (which may be by email) of (i) any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities unless related to an offering of Shares), whether pursuant to the 1933 Act, the 1934 Act or otherwise, (ii) any new Prospectus Supplement that includes information in addition to the information referred to in Section 3(n) hereof or (iii) a pricing supplement disclosing the offer and sale of Shares covered by a Terms Agreement, will promptly furnish the Agents with copies of any such document upon such filing or use, as the case may be.

(d)       Delivery of Registration Statements. Unless otherwise available on EDGAR, the Company will furnish or will deliver to the Agents and counsel for the Agents, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Agents and counsel for the Agents may reasonably request in writing (which may be by email). The signed copies of the Registration Statement and each amendment thereto furnished to the Agents and counsel for the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)       Delivery of Prospectuses. The Company will furnish to the Agents or, in the case of an offer and sale of Shares to an Agent as principal, such Agent, without charge, upon execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, such number of copies of the Prospectus (as amended or supplemented) as the Agents or the Agent, as the case may be, may reasonably request. The Company will also furnish, upon request of the Agents or the Agent, as the case may be, copies of the Prospectus (as amended or supplemented) to each exchange or market on which sales of Shares were made as may be required by the rules and regulations of such exchange or market. The Prospectus and any amendments or supplements thereto furnished in accordance with this Section will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)       Reporting Requirements. The Company, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by, and meeting the requirements of, the 1934 Act and the 1934 Act Regulations.

(g)       Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Agents or, in the case of an offer and sale of Shares to the applicable Agent as principal, such agent to qualify the Shares for offering and sale, or to obtain an exemption for the Shares to be offered and sold, under the applicable securities laws of such states and non-U.S. jurisdictions as the Agents or such Agent, as the case may be, may, from time to time, designate and to maintain such qualifications in effect so long as required to complete the sale of the Shares contemplated by this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)       Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)       Use of Proceeds. The Company will use the Net Proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(j)       Listing. The Company will use its best efforts to effect and maintain the listing of the Shares on, and satisfy the requirements of, NASDAQ and, to the extent applicable, the Toronto Stock Exchange.

(k)       Notice of Certain Actions. At any time that (x) sales of the Shares have been made but not settled or (y) the Company has outstanding with an Agent any instructions to sell Shares, the Company will not, in the case of (x) above, prior to the close of financial markets on the Trading Day next succeeding the settlement of the sale of such Shares and, in the case of (y) above, prior to the cancellation of such instruction to sell Shares, (i) directly or indirectly offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the 1933 Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, or any securities convertible into or exchangeable or exercisable for or repayable with Common Shares, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any stock options, restricted stock awards, phantom stock awards or other awards or grants to be issued by the Company pursuant to stock incentive plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Class A Common Stock or other securities issued or realized upon the exercise, vesting or settlement of awards or grants issued pursuant to stock incentive plans disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, (D) any Common Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) any Common Shares issued as contemplated by this Agreement, (F) any Common Shares issued upon the conversion of the Company’s 4.00% Convertible Senior Notes due 2020 and (G) the negotiation of the potential issuance of Common Shares or other securities in connection with any strategic transaction involving the acquisition of any assets. Upon receipt of any written notice contemplated above, the Selling Agent may suspend its activity under this Agreement for such period of time as deemed appropriate by such Agent.

(l)       Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Agents, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433. The Company represents that it has treated and agrees that it will treat each such free writing prospectus consented to by the Agents as an “issuer free writing prospectus,” as defined in Rule 433, and that it will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus, any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Agents and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m)       No Stabilization or Manipulation. The Company agrees that neither it nor any controlled affiliate of the Company will take, directly or indirectly, any action which is designed, or would be reasonably expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the 1934 Act.

(n)       Update of Activity under this Agreement. The Company shall disclose (i) in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any fiscal quarterly period (which, in the case of an Annual Report on Form 10-K, would mean the last quarterly period of the fiscal year) in which sales of Shares were made by or through the Agents under this Agreement (each date on which any such document or amendment thereto is filed, a “Company Periodic Report Date”), or (ii) to the extent required by applicable law and/or interpretations of the Commission, in Prospectus Supplements for each such fiscal quarterly period, the number of Shares sold by or through the Agents under this Agreement during such fiscal quarterly period and the Net Proceeds received by the Company and the aggregate compensation paid by the Company to the Agents with respect to such sales.

(o)       Delivery of Future Officers’ Certificates. Upon commencement of the offering of Shares under this Agreement (and upon a Recommencement of the offering of Shares under this Agreement following the termination of a suspension of sales hereunder), (A) each time Shares are delivered to an Agent as principal on a Settlement Date pursuant to a Terms Agreement and (B) within ten (10) Trading Days of each (i) date on which the Registration Statement shall be amended or a new registration statement relating to the Shares shall become effective or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of securities, including the Shares, (2) in connection with the filing of a Prospectus Supplement that contains solely the information referred to in Section 3(n) hereof, (3) in connection with the filing of any Current Report on Form 8-K (other than an Earnings 8-K and any other Current Report on Form 8-K which contains financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act, or (4) by a prospectus supplement relating to the offering of other securities (including, without limitation, other Common Shares) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(k) hereof (a “Company Earnings Report Date”) and (iii)  Company Periodic Report Date (each such Registration Statement Amendment Date, Company Earnings Report Date and Company Periodic Report Date, a “Representation Date”), the Company will furnish or cause to be furnished to the Agents, or, in the case of clause (A) above, the applicable Agent, as the case may be, an officers’ certificate, dated such Settlement Date or such Representation Date, as the case may be, in form and substance reasonably satisfactory to the Agents, or, in the case of clause (A) above, such Agents, as the case may be, to the effect that the statements contained in the officers’ certificate referred to in Section 5(f) hereof that was last furnished to the Agents or, in the case of clause (A) above, such Agents, as the case may be, are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(f) hereof that, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate. The requirement to provide a certificate pursuant to clause (B) of the first sentence of this Section 3(o) shall be waived for any Representation Date occurring at a time at which no Sales Instruction to an Agent to sell Shares pursuant to Section 2(b) has been delivered by the Company or is pending; provided, however, that such waiver shall not apply to any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Representation Date when the Company relied on such waiver and did not provide the Agents a certificate pursuant to clause (B) of the first sentence of this Section 3(o), then before the Company instructs an Agent to sell Shares pursuant to Section 2(b), the Company shall provide the Agents such certificate.

(p)       Delivery of Future Opinions and Letters of Counsel. Upon commencement of the offering of Shares under this Agreement (and upon a Recommencement of the offering of Shares under this Agreement following the termination of a suspension of sales hereunder), (A) each time Shares are delivered to an Agent as principal on a Settlement Date pursuant to a Terms Agreement and (B) within ten (10) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 3(o), the Company will furnish or cause to be furnished to the Agents, or, in the case of clause (A) above, the applicable Agent, as the case may be, the written opinions and letters of each of counsel to the Company (who shall be reasonably acceptable to the Agents, or, in the case of clause (A) above, such Agent, as the case may be) and counsel for the Agents, dated such Settlement Date or such Representation Date, as the case may be, in form and substance reasonably satisfactory to the Agents, or, in the case of clause (A) above, such Agent, as the case may be, of the same tenor as the respective opinions and letters referred to in 5(c) and 5(d), as applicable, hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents, or, in the case of clause (A) above, such Agent, as the case may be, shall furnish the Agents, or, in the case of clause (A) above, such Agent, as the case may be, with a letter substantially to the effect that the Agents, or, in the case of clause (A) above, such Agent, as the case may be, may rely on such counsel’s last opinion and Reliance Letter (as defined below). The requirement to provide opinions and letters pursuant to clause (B) of the first sentence of this Section 3(p) shall be waived for any Representation Date occurring at a time at which no Sales Instruction to an Agent to sell Shares pursuant to Section 2(b) has been delivered by the Company or is pending; provided, however, that such waiver shall not apply to any Company Periodic Report Date on which the Company files its annual report on Form 10-K.

Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Representation Date when the Company relied on such waiver and did not provide the Agents opinions and letters pursuant to clause (B) of the first sentence of this Section 3(p), then before the Company instructs an Agent to sell Shares pursuant to Section 2(b), the Company shall provide the Agents such opinions and letters. Notwithstanding anything to the contrary in this Section 3(p), other than in case with clause (A) above, the Company shall not be required to cause to be furnished to the Agents more than one opinion hereunder per calendar quarter, and, in lieu of such opinions to be delivered on any Representation Date, counsel may furnish Agents with a letter (a “Reliance Letter”) to the effect that such Agents may rely on a prior opinion delivered under this Section 3(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q)       Delivery of Future Accountants’ Letters. Upon commencement of the offering of Shares under this Agreement (and upon a Recommencement of the offering of Shares under this Agreement following the termination of a suspension of sales hereunder), (A) each time Shares are delivered to an Agent as principal on a Settlement Date pursuant to a Terms Agreement and (B) within ten (10) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 3(o) hereof, the Company will cause its independent accountants and the independent accountant for each Covered Entity to furnish to the Agents a letter, dated such Settlement Date or such Representation Date, as the case may be, in form and substance reasonably satisfactory to the Agents, or, in the case of clause (A) above, such Agent, as the case may be, of the same tenor as the letter referred to in Section 5(d) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter. The requirement that such independent accountants each furnish a letter to the Agents pursuant to clause (B) of the first sentence of this Section 3(q) shall be waived for any Representation Date occurring at a time at which no Sales Instruction to an Agent to sell Shares pursuant to Section 2(b) has been delivered by the Company or is pending; provided, however, that such waiver shall not apply to any Company Periodic Report Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Registration Statement Amendment Date, Company Earnings Report Date and Company Periodic Report Date when the Company relied on such waiver and did not provide the Agents a letter from each of such independent accountants pursuant to clause (B) of the first sentence of this Section 3(q), then before the Company instructs an Agent to sell Shares pursuant to Section 2(b), the Company shall provide the Agents such letters from such independent accountants.

(r)       Trading in the Common Shares. The Company consents to each Agent’s trading in the Company’s Common Shares for its own account and for the account of its respective clients at the same time as sales of Shares occur pursuant to this Agreement.

(s)       Non-Consummation Offer. If, to the knowledge of the Company, any filing required by Rule 424 in connection with an offering of Shares shall not have been made or the representations and warranties of the Company contained in Section 1 of this Agreement shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from or through an Agent the right to refuse to purchase and pay for such Shares.

(t)       Due Diligence Review. The Company will cooperate with any due diligence review reasonably requested by the Agents or counsel for the Agents, fully and in a timely manner, in connection with offers and sales of Shares from time to time, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices.

(u)       Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), this Agreement is still in effect and the Company desires to continue to offer and sell Shares hereunder or any Shares purchased by an Agent as principal remain unsold, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents and (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form and substance satisfactory to the Agents. If, at the time the Company intends to file such a new automatic shelf registration statement, it is not eligible to do so, and the Company desires to continue to offer and sell Shares hereunder or any Shares purchased by an Agent as principal remain unsold, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents, (ii) promptly file a new shelf registration statement on the proper form relating to the Shares, in a form and substance satisfactory to the Agents, (iii) use its best efforts to cause such new shelf registration statement to be declared effective within 60 days after the Renewal Deadline and (iv)  promptly notify the Agents of such effectiveness. In connection with the foregoing, the Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(v)       Ceasing Eligibility For Use of Automatic Shelf Registration Statement Form. If, at any time, during the term of this Agreement or otherwise when Shares purchased by an Agent as principal remain unsold, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, and the Company desires to continue to offer and sell Shares hereunder or any Shares purchased by an Agent as principal remain unsold, the Company will (i) promptly notify the Agents, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Shares, in form and substance satisfactory to the Agents, (iii)  use its best efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Agents of such effectiveness. In connection with the foregoing, the Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new shelf registration statement or post-effective amendment, as the case may be.

Section 4. Payment of Expenses.

(a)      Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company covenants and agrees with the Agents that the Company will pay or cause to be paid all costs and expenses incident to the performance of the Company’s obligations hereunder, including without limitation: (i) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors; (ii) all other expenses in connection with the preparation, printing and filing of the Registration Statement, the General Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Agents; (iii) any costs associated with electronic delivery of the Prospectus and any Issuer Free Writing Prospectus and any amendments and supplements thereto by the Agents to investors; (iv) the cost of printing or producing this Agreement or any Terms Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (v) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 3(g) hereof, including the reasonable fees and disbursements of counsel for the Agents in connection with such qualification and in connection with any Blue Sky surveys; (vi) all fees and expenses in connection with listing the Shares on NASDAQ and obtaining listing approval for the Shares on the Toronto Stock Exchange; (vii) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any stamp duties or other taxes payable in that connection; (viii) the costs and charges of any transfer agent or registrar or any dividend distribution agent; (ix) all reasonable out-of-pocket fees, disbursements and other charges of the Agents incurred in connection with this Agreement and the Prospectus and ongoing services in connection with the offering, including, without limitation, the fees and disbursements of counsel for the Agents (which shall be one outside counsel for all Agents (in addition to any Canadian counsel) unless otherwise agreed by the Company); and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

Section 5. Conditions of the Agents’ Obligations. The obligations of the Agents hereunder shall be subject to the condition that all representations and warranties of the Company herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof are true and correct as of the time of the execution of this Agreement, the date of any executed Terms Agreement and each Representation Date, Applicable Time and Settlement Date, to the condition that the Company shall have performed all of its covenants and other obligations hereunder theretofore to be performed, and the following additional conditions:

(a)       Effectiveness of Registration Statement and Filing of Prospectus. The Company shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof and the Registration Statement became effective upon filing in accordance with Rule 462(e). The Company shall have filed with the Commission the Prospectus Supplement promptly following the execution and delivery of this Agreement and any subsequent Base Prospectus or Prospectus Supplement prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time periods prescribed by Rule 424(b), and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued, no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Agents. The Company shall have paid the required Commission filing fees relating to the Shares as specified in Section 3(a) hereof.

(b)       Opinion of Counsel for the Agents. On or prior to the date that Shares are first sold pursuant to this Agreement and on every date specified in Section 3(p) hereof, Vinson & Elkins L.L.P., counsel for the Agents, shall have furnished to the Agents favorable written opinions and statements, dated as of such date, with respect to such matters as the Agents may reasonably request. In giving such opinions or letters, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Agents. Such counsel may also state that, insofar as such opinions involve factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and certificates of public officials.

(c)       Opinion of Counsel to the Company. On or prior to the date that Shares are first sold pursuant to this Agreement and on every date specified in Section 3(p) hereof, Davis Polk & Wardwell LLP, outside U.S. counsel to the Company, shall have furnished to the Agents written opinions and statements, dated as of such date, to the effect set forth on Exhibit A hereto.

(d)       Opinion of Internal Counsel to the Company. On or prior to the date that Shares are first sold pursuant to this Agreement and on every date specified in Section 3(p) hereof, Dyann S. Blaine, internal counsel to the Company, shall have furnished to the Agents favorable written opinions and statements, dated as of such date, to the effect set forth on Exhibit B hereto.

(e)       Accountants’ Letter. On or prior to the date that Shares are first sold pursuant to this Agreement and on every date specified in Section 3(q) hereof, the independent accountants of the Company and each Covered Entity who have certified the financial statements of the Company and its subsidiaries or a Covered Entity, as applicable, included or incorporated by reference in the Registration Statement or the Prospectus (including, as of the date of this Agreement, Ernst & Young LLP, PricewaterhouseCoopers LLP (with respect to the financial statements of South Kent Wind LP and Grand Renewable Wind LP) and KPMG LLP (with respect to the financial statements of Lost Creek Wind Finco, LLC and Lincoln County Wind Project Finco, LLC)) shall have furnished to the Agents a letter dated as of the date of delivery thereof and addressed to the Agents in form and substance reasonably satisfactory to the Agents and their counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters in connection with registered public offerings with respect to the financial statements of the Company and its subsidiaries, or the applicable Covered Entity and its subsidiaries, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto.

(f)       Officer’s Certificate on Size of ATM Program. On or prior to the date that Shares are first sold pursuant to this Agreement and on such other dates as may be reasonably requested by the Agent, the Company shall furnish or cause to be furnished promptly to the Agents a certificate of an executive officer of the Company, dated such date, in a form satisfactory to the Agents, stating the minimum gross sales price per share for sales of Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, the maximum gross proceeds from such sales, as duly authorized from time to time by the Company’s board of directors or a duly authorized committee thereof, and specify the number of Shares that have been approved for listing subject to official notice of issuance, on NASDAQ and that have been approved for listing on the Toronto Stock Exchange.

(g)       Officers’ Certificate for the Company. On or prior to the date that Shares are first sold pursuant to this Agreement, there shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Effect, and the Agents shall have received a certificate of the Chief Executive Officer, President of the Company, the Chief Financial Officer or Chief Accounting Officer of the Company, dated such date, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to or contemplated by this Agreement on or prior to such date and (iv) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or

any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(h)       Listing. The Shares shall have been approved for listing, subject to official notice of issuance, on NASDAQ. The Shares shall have been approved for listing on the Toronto Stock Exchange, subject to satisfaction of customary listing conditions.

(i)       Additional Documents. On or prior to the date that Shares are first sold pursuant to this Agreement, counsel for the Agents shall have been furnished with such documents and opinions as it may reasonably require for the purpose of enabling it to render the opinions or make the statements requested by the Agents, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein shall be satisfactory in form and substance to the Agents and counsel for the Agents.

(j)       Diligence. On such dates as reasonably requested by the Agent, the Company shall have conducted due diligence sessions, in form and substance satisfactory to the Agent.

(k)       No Objections. FINRA shall not have raised any objections with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(l)       Termination of this Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Agents by notice to the Company at any time, and any such termination shall be without liability of any party to any other party, except the provisions of Sections 1, 3(h), 4, 6, 7, 8, 10, 11, 12, 13, 14 and 15 hereof shall remain in full force and effect notwithstanding such termination.

Section 6. Indemnification.

(a)      Indemnification of the Agent. The Company will indemnify and hold harmless each Agent, its affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations), selling agents, officers, directors, employees and each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any losses, claims, damages or liabilities, joint or several, to which any such indemnified party may become subject, under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, (ii) the omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the omission or alleged omission to state in the General Disclosure Package, the Prospectus, any Non-Prospectus Road Show or any Issuer Free Writing Prospectus a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the General Disclosure Package or the Prospectus or any amendment or supplement thereto, any Non-Prospectus Road Show or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)       Indemnification of Company, Directors and Officers. Each Agent, severally and not jointly, will indemnify and hold harmless the Company, each member of its Board of Directors, each of its officers, employees, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any losses, claims, damages or liabilities (or actions in respect thereof) to which any such indemnified party may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the General Disclosure Package or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use therein; and will reimburse such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim as such expenses are incurred. This indemnity agreement will be in addition to any liability which each Agent may otherwise have.

(c)       Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local or Canadian counsel) for all Indemnified Parties that are Agents. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

Section 7. Contribution.

(a)       In the event that the indemnity provided in Section 7 is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and each Agent, severally and not jointly, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Agent may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by such Agent on the other from the offering of the Shares; provided, however, that in no case shall any Agent (except as may be provided in any agreement among underwriters relating to the offering of the Shares) be responsible for any amount in excess of the commission or discount applicable to the Shares sold by such Agent hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and each Agent, severally but not jointly, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of such Agent on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by such Agent shall be deemed to be equal to the total commissions or discounts received by such Agent in connection with the offering. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or by such Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Agents agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (a), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Agent and each director, officer, employee and agent of an Agent shall have the same rights to contribution as the Agent.

(b)       The obligations of the Company under Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to the other parties indemnified pursuant to Section 6(a); and the obligations of each Agent under Section 7 shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to the other parties indemnified pursuant to Section 6(b).

Section 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, and the agreements of the Agents shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of an Agent or its Affiliates, selling agents, officers, directors, employees or any person controlling the Agent, or the Company or its officers or member of its Board of Directors, or any person controlling the Company and (ii) delivery of and payment for the Shares.

Section 9. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) each Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of such offering) and (ii) each Agent has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iii) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Agent have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

Section 10. Termination.

(a)       This Agreement may be terminated for any reason, at any time, by either the Company or an Agent, as to itself, upon the giving of two days prior written notice to the other parties hereto.

(b)       Each Agent may terminate a Terms Agreement to which it is a party (at any time at or prior to the Settlement Date) (i) if there has been, in such judgment of such Agent, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent, impracticable or inadvisable to proceed with the completion of the offering of Shares contemplated by such Terms Agreement or to enforce contracts for the sale of such Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or NASDAQ, or (iv) if trading generally on NASDAQ or the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other Governmental Entity, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(c)       If the Company and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Shares from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Shares which it or they are obligated to purchase (the “Defaulted Shares”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i)       if the number of Defaulted Shares does not exceed 10% of the number of Shares to be so purchased by all of the Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all nondefaulting Agents; or

(ii)       if the number of Defaulted Shares exceeds 10% of the number of Shares to be so purchased by all of the Agents on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this Section 10(c) shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

(d)      In the event of any termination under this Section 10, none of the parties hereto will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with Section 2(b) hereof, (ii) if at the time of termination (a) an Agent shall own any Shares purchased by it as principal or (b) an offer to purchase any Shares has been accepted by the Company but the Settlement Date has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Shares are resold or so delivered, as the case may be, and (iii) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8, 12, 13, 14 and 15 hereof shall remain in effect.

Section 11. Notices. All statements, requests, notices and agreements hereunder shall be in writing and shall be delivered or sent by mail or facsimile transmissions to:

if to RBC Capital Markets, LLC:

RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281-8098

Attention: Syndicate Department

Facsimile: (212) 428-6260

if to KeyBanc Capital Markets Inc.:

KeyBanc Capital Markets Inc.

127 Public Square, 4th Floor

Cleveland, OH 44114

Attention: Equity Capital Markets

Facsimile: (216) 689-0845

if to Morgan Stanley & Co. LLC:

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Attention: Equity Syndicate Desk

with a copy to Legal and Compliance

1221 Avenue of the Americas, 34th Floor

New York, NY 10020

and if to the Company to:

Pattern Energy Group Inc.

Pier 1, Bay 3

San Francisco, California 94111

Attention: General Counsel

Facsimile: 415-362-7900

Section 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, their respective Affiliates and selling agents, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, their respective Affiliates and selling agents, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.

Section 13. Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 14. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

Section 15. Consent to Jurisdiction; Waiver of Immunity. Each of the Company and the Agents agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 11 hereof shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Company and the Agents irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

Section 16. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 17. Counterparts. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument Agreement. This Agreement may be delivered by any party by facsimile or other electronic transmission.

Section 18. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours,

Pattern Energy Group Inc.

By:

Name:

Title:

Accepted as of the date hereof:

RBC Capital Markets, LLC

By:

Name:

Title:

KeyBanc Capital Markets Inc.

By:

Name:

Title:

Morgan Stanley & Co. LLC

By:

Name:

Title:

Schedule I

Authorized Representatives

Michael Garland, President and Chief Executive Officer

Michael Lyon, Chief Financial Officer

Esben Pedersen, Chief Investment Officer

Exhibit A

FORM OF OPINION OF COMPANY’S U.S. COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(c)

May 9, 2016

RBC Capital Markets, LLC

KeyBanc Capital Markets Inc.

Morgan Stanley & Co. LLC

c/o RBC Capital Markets, LLC

200 Vesey Street

New York, New York 10281-8098

KeyBanc Capital Markets Inc.

127 Public Square, 4th Floor

Cleveland, OH 44114

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

We have acted as special counsel for Pattern Energy Group Inc., a Delaware corporation (the “Company”), in connection with the Equity Distribution Agreement dated May 9, 2016 (the “Equity Distribution Agreement”) between the Company and you, pursuant to which you have severally agreed to act as the Company’s agent for the offer and sale from time to time of up to $200,000,000 aggregate amount of the Company’s Class A common stock, par value $0.01 per share (the “Shares”).

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

We have also participated in the preparation of the Company’s registration statement on Form S-3 (File No. 333-199217) (other than the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company and have participated in the preparation of the prospectus supplement dated May 9, 2016 relating to the Shares (the “Prospectus Supplement”), and have reviewed the Incorporated Documents. The registration statement became effective under the Act upon the filing of the registration statement with the Commission on October 8, 2014 pursuant to Rule 462(e). To our knowledge, no stop order suspending the effectiveness of the registration statement has been issued. The registration statement at the date of the Equity Distribution Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated October 8, 2014 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the Prospectus Supplement is hereinafter referred to as the “Prospectus.”

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that:

1.	The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, and the Company has corporate power and authority to issue the Shares, to enter into the Equity Distribution Agreement and to perform its obligations thereunder.

2.	The Equity Distribution Agreement has been duly authorized, executed and delivered by the Company.

3.	The Shares to be sold by the Company have been duly authorized and, assuming the terms of any sale of Shares pursuant to the Equity Distribution Agreement are approved by the pricing committee of the Company’s board of directors, when issued and delivered by the Company and paid for pursuant to the Equity Distribution Agreement, the Shares will be validly issued, fully paid and non-assessable, and the issuance of such Shares is not subject to any preemptive or, to our knowledge, other similar rights.

4.	The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

5.	The Company’s authorized equity capitalization is as set forth in the Prospectus.

6.	The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Equity Distribution Agreement will not contravene (i) any provision of the statutory laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Equity Distribution Agreement, or the General Corporation Law of the State of Delaware, provided that we express no opinion as to federal or state securities laws, (ii) the certificate of incorporation or by-laws of the Company, or (iii) any agreement identified on Schedule A hereto.

7.	No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Equity Distribution Agreement, or the General Corporation Law of the State of Delaware is required for the execution, delivery and performance by the Company of its obligations under the Equity Distribution Agreement, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

We have considered the statements included in the Prospectus under the caption “Description of Capital Stock” insofar as they summarize provisions of the certificate of incorporation and by-laws of the Company or the General Corporation Law of the State of Delaware. In our opinion, such statements fairly summarize these provisions in all material respects. The statements included in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders of Our Common Stock,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, in our opinion fairly and accurately summarize the matters referred to therein in all material respects.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, except that we express no opinion as to any law, rule or regulation that is applicable to the Company, the Equity Distribution Agreement, the Shares or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Equity Distribution Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.

This opinion is rendered solely to you and the other several Agents in connection with the Equity Distribution Agreement. This opinion may not be relied upon by you or the several other Agents for any other purpose or relied upon by any other person (including any person acquiring Shares from you or the other several Agents) or furnished to any other person without our prior written consent.

Very truly yours,

Schedule A

1.	Amended and Restated Credit and Guaranty Agreement, among Pattern US Finance Company LLC, Pattern Canada Finance Company ULC, as borrowers, certain subsidiaries of the borrowers, the lenders party thereto from time to time, Royal Bank of Canada, as Swingline Lender, Administrative Agent and Collateral Agent, Bank of Montreal, as Syndication Agent, and Morgan Stanley Senior Funding, Inc., as Documentation Agent, dated as of December 17, 2014.

2.	Amendment No. 2 to Amended and Restated Credit and Guaranty Agreement, dated as of September 28, 2015, by and among Pattern US Finance Company LLC, Pattern Finance Company ULC, Royal Bank of Canada, as Administrative Agent, and the other parties hereto.

3.	Amendment No. 3 to Amended and Restated Credit and Guaranty Agreement, dated as of November 20, 2015, by and among Pattern US Finance Company LLC, Pattern Finance Company ULC, Royal Bank of Canada, as Administrative Agent, and the other parties hereto.

4.	The Company’s 2013 Equity Incentive Award Plan.

5.	Form of the Company’s 2013 Incentive Bonus Plan.

6.	Form of Stock Option Agreement under 2013 Equity Incentive Award Plan.

7.	Form of Restricted Stock Agreement under 2013 Equity Incentive Award Plan.

8.	Form of Restricted Stock Unit Agreement under 2013 Equity Incentive Award Plan.

9.	Form of Deferred Restricted Stock Unit Agreement under 2013 Equity Incentive Award Plan.

10.	Form of Indemnification Agreement between the Company and each of its Executive Officers and Directors.

11.	Registration Rights Agreement between the Company and Pattern Energy Group LP, dated as of October 2, 2013.

12.	Contribution Agreement among the Company, Pattern Renewables LP, Pattern Energy Group LP, and Pattern Renewable Holdings Canada ULC, dated as of October 2, 2013.

13.	Purchase Rights Agreement among the Company, Pattern Energy Group LP, Pattern Energy Group Holdings LP and Pattern Energy GP LLC, dated as of October 2, 2013.

14.	Bilateral Management Services Agreement between the Company and Pattern Energy Group LP, dated as of October 2, 2013.

15.	First Amendment to Bilateral Management Services Agreement dated as of July 3, 2015 by and between the Company and Pattern Energy Group LP.

16.	Non-Competition Agreement between the Company and Pattern Energy Group LP, dated October 2, 2013.

17.	Shareholder Approval Rights Agreement between the Company and Pattern Energy Group LP, dated as of October 2, 2013.

18.	Purchase and Sale Agreement, dated as of December 20, 2013, by and between Pattern Canada Operations Holdings ULC and Pattern Energy Group LP (Grand PSA).

19.	Purchase and Sale Agreement, dated as of December 20, 2013, by and among the Company, Panhandle B Holdco 2 LLC and Pattern Energy Group LP (PH2 PSA).

20.	Management, Operation and Maintenance Agreement, dated as of December 20, 2013, by and between Pattern Panhandle Wind 2 LLC and Pattern Operators LP (PH2 MOMA).

21.	Project Administration Agreement, dated as of December 20, 2013, by and between Pattern Panhandle Wind 2 LLC and Pattern Operators LP (PH2 PAA).

22.	Purchase and Sale Agreement, dated as of May 1, 2014, by and among the Company, Pattern Renewables LP and Pattern Energy Group LP (PH1 PSA).

23.	Purchase and Sale Agreement by and among the Company, as Purchaser, Pattern Renewables LP, as Seller, and (solely for purposes of Section 7.1) Pattern Energy Group LP, as Guarantor, dated as of December 19, 2014 (Logan’s Gap PSA).

24.	Purchase and Sale Agreement, dated as of April 29, 2015, by and between the Company, Pattern Renewables Development Company LLC, and (as guarantor for certain obligations) Pattern Energy Group LP.

25.	Purchase and Sale Agreement dated as of April 1, 2015 by and between Wind Capital Group, LLC, a Delaware limited liability company, Lincoln County Wind Project Finco, LLC, a Delaware limited liability company, and the Company.

26.	Purchase and Sale Agreement, dated as of April 4, 2015, by and between Pattern Canada Finance Company ULC, a Nova Scotia unlimited liability company, and Pattern Energy Group LP, a Delaware limited partnership.

27.	Purchase Agreement, dated as of July 20, 2015, by and between Pattern Gulf Wind Equity 2 LLC and Pattern Gulf Wind Equity LLC.

28.	Assignment and Assumption of Lease and Consent of Landlord Agreement effective as of January 1, 2016 by and between Pattern Energy Group LP, Pattern Energy Group Inc. and AMB Pier One, LLC.

Exhibit B

FORM OF OPINION OF COMPANY’S INTERNAL COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(d)

May 9, 2016

RBC Capital Markets, LLC

KeyBanc Capital Markets Inc.

Morgan Stanley & Co. LLC

c/o RBC Capital Markets, LLC 200 Vesey Street

New York, New York 10281-8098

KeyBanc Capital Markets Inc.

127 Public Square, 4th Floor

Cleveland, OH 44114

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Re: Pattern Energy Group Inc.

Ladies and Gentlemen:

I am internal counsel to, and hold the title of Vice President at, Pattern Energy Group Inc., a Delaware corporation (the “Company”). At your request, I am providing this letter in connection with the offer and sale by the Company of shares of Class A common stock of the Company, par value $0.01 per share (the “Class A Common Stock”), with an aggregate gross sales price of up to $200,000,000 (the “Shares”) pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on October 8, 2014 (Registration No. 333-199217), including the related prospectus and a prospectus supplement dated May 9, 2016 filed with the Commission pursuant to Rule 424(b) under the Act, through you as sales agents (the “Agents”) pursuant to the equity distribution agreement, dated as of May 9, 2016, among you and the Company (the “Equity Distribution Agreement”). This letter is being delivered to you pursuant to Section 5(d) of the Equity Distribution Agreement.

As such counsel, I have examined such matters of fact and questions of law as I have considered appropriate for purposes of this letter, except where a specific fact confirmation procedure is stated to have been performed (in which case I have with your consent performed the stated procedure), and except where a statement is qualified as to knowledge or awareness

(in which case, I have with your consent made no or limited inquiry as specified below). I have examined, among other things, the following:

(a)	the Equity Distribution Agreement;

(b)	the certificate of incorporation and the bylaws of the Company, as amended or restated to the date hereof, and certain resolutions of the board of directors of the Company; and

(c)	the available books and records of the Company, as of the date hereof.

Except as otherwise stated herein, as to factual matters, I have, with your consent, relied upon the foregoing and upon oral or written statements and representations of certain officers and other representatives of the Company and others.

In my examination of the documents referred to above, I have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to originals of all such documents submitted to me as copies.

Whenever a statement herein is qualified as to knowledge, awareness, or a similar phrase, it is intended to indicate that I do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, I have not undertaken any independent inquiry to determine the accuracy of any such statement.

I am admitted to practice law in the State of California. Accordingly, the opinions expressed herein are limited to the federal laws of the United States and the laws of the State of California as currently in effect, and I express no opinion as to the effect of the laws of any other jurisdiction. I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of the State of California, any matters of municipal law or the laws of any local agencies within that state. In rendering the opinions set forth herein, I have assumed that, to the extent this opinion is deemed to address laws other than the federal laws of the United States or California law, such other laws are identical to California law.

Subject to the foregoing and the other matters set forth herein, as of the date hereof:

(i)	To the best of my knowledge, the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Equity Distribution Agreement, does not on the date hereof conflict with, result in a breach or violation of or constitute a default under any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, except for any such breach, violation, or default which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), shareholders’ equity, business, properties, results of operations of the Company and its subsidiaries, taken as a whole.

(ii)	The shares of Class A Common Stock outstanding as of the date hereof have been duly authorized and are validly issued, fully paid and non-assessable.

The foregoing opinions constitute an expression of professional judgment by the undersigned and are rendered to you by the undersigned on behalf of the Company acting solely in my capacity as the Company’s Vice President. Neither the Company nor the undersigned undertakes to advise you of matters that may come to their attention subsequent to the date hereof which may affect the legal opinions expressed herein.

The above opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought. I express no opinion as to federal or state securities laws, tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements or FINRA rules (without limiting other laws excluded by customary practice).

This letter is furnished only to you in your capacity as Agents under the Equity Distribution Agreement and is solely in connection with the transactions referenced in the first paragraph. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires shares of Class A Common Stock or any interest therein from you) without my prior written consent, which may be granted or withheld in my sole discretion.

Very truly yours,

Dyann S. Blaine

Vice President

Annex I

Pattern Energy Group Inc.

Shares of Class A Common Stock

($0.01 par value)

TERMS AGREEMENT

[ADDRESS OF AGENT[S]]

Ladies and Gentlemen:

Pattern Energy Group Inc., a Delaware corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the Equity Distribution Agreement, dated May 9, 2016 (the “Sales Agreement”) between the Company and the agents party thereto (each, an “Agent” and, collectively, the “Agents”), to issue and sell to [each of] [●], [●] [and] [●] as principal for resale (collectively,] the “Underwriter[s]”), and the Underwriter[s] [severally] agree[s] to purchase from the Company the shares of Class A Common Stock specified in the Schedule A hereto (the “[Initial] Securities”) [, and to grant to the Underwriter[s] the option to purchase all or any part of the additional shares of Common Stock specified in the Schedule A hereto (the “Option Securities”, and together with the Initial Securities, the “Securities”)]*, [in each case]* on the terms specified in Schedule A hereto and, in the case of the Option Securities, the next succeeding paragraph. Capitalized terms used but and not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

[The Company grants an option to the Underwriter to purchase up to an additional [●] Option Securities at the price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below). If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to

* [Include only if the Underwriter[s] [has] [have] an option to purchase additional shares of Common Stock from the Company.]

the total number of Initial Securities, subject, in each case, to such adjustments as [x] in its sole discretion shall make to eliminate any sales or purchases of fractional shares.]*

Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of [insert name and address of counsel to the Underwriter] at [●], or at such other place as shall be agreed upon by the Underwriter[s] and the Company, at

9:00 A.M. (New York City time) on the third (or fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9(c) of the Sales Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called “Settlement Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter and the Company, on each Date of Delivery as specified in the notice from the Underwriter to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriter for its respective account for the Securities to be purchased by the Underwriter. It is understood that each Underwriter has authorized [x] as representatives of the Underwriters, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the [Initial] Securities [and the Option Securities], if any,] which it has agreed to purchase. [x], individually and not as representative for the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the [Initial] Securities [or the Option Securities, if any,] to be purchased by any Underwriter whose funds have not been received by the Settlement Date [or the relevant Date of Delivery, as the case may be,] but such payment shall not relieve such Underwriter from its obligations hereunder.]

Each of the provisions of the Sales Agreement not related solely to the Agents, as sales agents of the Company, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement, the Applicable Time and any Date of Delivery.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN

ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Very truly yours,

Pattern Energy Group Inc.

By:

Name:

Title:

Accepted as of the date hereof:

[UNDERWRITER]

By:

Name:

Title:

Schedule A